UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2014

YOSEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-28767 (Commission File Number)	88-0403070 (IRS Employer Identification No.)

368 HuShu Nan Road

HangZhou City, Zhejiang Province, China

(Address of Principal Executive Offices) (Zip Code)

086-0571-88381700

(Registrant’s telehone number, including area code)

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02. Unregistered Sales of Equity Securities.

On December 24, 2014, Yosen Group, Inc. (the “Company”) consummated the sale of 1,600,000 shares of common stock to certain investor pursuant to a Subscription Agreement dated December 24, 2014 (the “Subscription Agreement”).

The sale of the 1,600,000 shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Regulation S under the Act due to the fact that the offering of these shares was not made in the United States and that the investor is not a U.S. Person (as defined in the Act). The description of the Subscription Agreement is qualified in its entirety by reference to Exhibits 10.1 to this Current Report on Form 8-K dated December 29, 2014 and filed with the Securities and Exchange Commission on December 29, 2014.

Item 5.02 Departure Of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 23, 2014, the Board of Directors adopted and approved a restricted stock plan (the “2014 Restricted Stock Plan”). The Plan is designed to assisting the Company to attract, retain and provide incentives to key management employees and directors of, and non-employee consultants to, the Company and its Affiliates, and to align the interests of such employees, directors and non-employee consultants with those of the Company’s shareholders. The total number of shares available for issuance under the Plan is 6,000,000 shares of the Company’s common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Subscription Agreement dated December 24, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOSEN GROUP, INC.

	Name:	/s/ Zhenggang Wang
	Title:	Chief Executive Officer
Dated: December 29, 2014